CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated November 15, 2010 relating to the July 31, 2010 audited financial statements of the Company which appears in this Annual Report on Form 10-K for that period in the Registration Statements on Form S-8 (No. 333-168724 and No. 333-159480).

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

November 15, 2010